EXHIBIT 99.1

News Release

Contacts: Lonny Robinson Chief Financial Officer 213.401.2311 lonnyr@centerbank.com	Angie Yang Investor Relations Pondel Wilkinson Inc. 310.279.5967 ayang@pondel.com

CENTER FINANCIAL TO RECORD NON-CASH OTTI CHARGE FOR THIRD QUARTER;

PROVIDES PRELIMINARY 2008 THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES – October 17, 2008 – Based on a current evaluation of the stressed market conditions and recent ratings actions by Moody’s, Center Financial Corporation (NASDAQ: CLFC) today announced that it expects to record a non-cash, Other Than Temporary Impairment (OTTI) charge of approximately $7.3 million, or $4.2 million net of tax, equal to $0.26 per share, in the third quarter of 2008 related to its bank collateralized pooled trust preferred CDO, of which the company has held an $11 million par value in its investment portfolio since 2002. The company has no other holdings in CDOs, or Fannie or Freddie Mac perpetual preferred stocks, in its investment portfolio.

The company also reported preliminary financial results for the 2008 third quarter, which include the anticipated OTTI charge as well as a previously announced $7.7 million expense, or $4.5 million net of tax, equal to $0.27 per share, related to the resolution of the long-standing Korea Export Insurance Corporation litigation during the quarter.

“Corporate pooled trust preferred securities that have exposure to financial institutions have been severely impacted by the unduly stressed markets and, unfortunately, are not subject to protection under recent actions that delay write-downs on certain types of securities, given the current environment,” said Jae Whan (J.W.) Yoo, president and chief executive officer. “As such, and in line with our management and board’s prudent approach, we are recognizing the OTTI impairment in our 2008 third quarter in accordance with GAAP. We anticipate that the long-term economic intrinsic value of the security is likely to be greater than the write-down taken in a more normalized market environment. Accordingly, we also recognize that if and when the market normalizes in the future, the company may be able to sell the security for a profit at that time.

“In spite of the two extremely large and unusual charges, Center Financial’s third quarter financial results demonstrate continued benefits from our strategic management of the balance sheet and focus on enhancing our efficiencies. These results, particularly the company’s pristine asset quality in an extremely challenging credit environment, are a true testament to Center Financial’s position as one of the safest and soundest financial institutions serving the Korean-American and ethnic communities of Southern California,” Yoo said.

While the company continues to evaluate the holdings of its pooled trust preferred CDO, at this time, notwithstanding any government intervention related to mark-to-market accounting practices, Center Financial expects to report a loss for the quarter ended September 30, 2008 of approximately $3.2 million, or $0.19 per share, after giving effect to the two aforementioned charges, which total $15.0 million, or $8.7 million net of tax, equal to $0.53 per share.

The company anticipates reporting another quarter of improving operating trends on a sequential basis and provided the following preliminary, unaudited financial results for its third quarter ended September 30, 2008:

¡	Total risk-based capital ratio is expected to approximate 11.00%, versus 10.63% as of June 30, 2008, far exceeding the regulatory requirements for a “well-capitalized” institution

¡	Stable asset quality with nonperforming assets as a percent of total loans and other real estate owned at 0.48%

¡	A 21 basis point expansion in net interest margin, versus the preceding second quarter of 2008

¡	A modest decrease in total deposits to $1.62 billion, primarily reflecting an increase in money market deposits and a continued runoff of jumbo time deposits

¡	A $60 million reduction in total gross loans to $1.76 billion, including the strategic sale of $11 million in commercial real estate loans, reflecting ongoing success with management’s strategic efforts to de-leverage the company’s balance sheet under the current financial environment

The company said that it is providing preliminary financial results due the unusual market environment and heightened concerns with respect to securities valuations and credit quality, and the inclusion of two large, unusual items in its results. The release of the company’s preliminary 2008 third quarter financial information is not intended to represent the initiation of a practice of issuing earnings guidance.

Center Financial will host a conference call on Thursday, October 23, 2008 at 8:30 a.m. PDT (11:30 a.m. EDT) to review complete financial results for its 2008 third quarter. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.centerbank.com. Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephone replay of the call will be available through Thursday, October 30, 2008 by dialing 888-286 8010 (domestic) or 617-801-6888 (international) and entering replay passcode 36811647.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s soundest financial institutions focusing on the Korean-American community, with total assets of $2.13 billion at June 30, 2008. Headquartered in Los Angeles, Center Bank operates 25 branch and loan production offices. Of the company’s 19 full-service branches, 16 are located throughout Southern California, along with one branch in Chicago and two in Seattle. Center Bank’s six loan production offices are strategically located in Seattle, Denver, Washington D.C., Atlanta, Dallas and Northern California. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

Safe Harbor Statement

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the impact of the other-than-temporary impairment charge relating to the company’s pooled trust preferred collateralized debt obligations and the litigation settlement expense on the company’s financial condition and the company’s current expectations with respect to its future business and operations. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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